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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 14, 2003

Duane Reade Inc.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-13843 (Commission File Number)	04-3164702 (IRS Employer Identification No.)
440 Ninth Avenue New York, New York 10001 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (212) 273-5700

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  a)
  Financial Statements. Not Applicable

  b)
  Pro Forma Financial Information. Not Applicable

  c)
  Exhibits

        The following materials are attached as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated May 14, 2003.

Item 9.    Regulation FD Disclosure

        The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition." On May 14, 2003, Duane Reade Inc. issued a press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUANE READE INC.
By:	/s/ JOHN K. HENRY John K. Henry Senior Vice President and Chief Financial Officer

Date    May 14, 2003

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  Item 9. Regulation FD Disclosure